Eaton & Van Winkle LLP
Vincent J. McGill Partner	3 PARK AVENUE NEW YORK, NEW YORK 10016	Direct Dial: (212) 561-3604

May 28, 2014

Board of Directors
Air Industries Group
1479 North Clinton Avenue
Bay Shore, NY 11706

Re: Registration Statement on Form S-3 (Registration No. 333-191748)

Gentlemen:

           Reference is made to our opinion dated November 22, 2013 and included as Exhibit 5.1 to Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-191748) filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2013 (the “Registration Statement”) by Air Industries Group (the “Company”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”).

We are rendering this supplemental opinion in connection with the prospectus supplement (the “Prospectus Supplement”) dated May 28, 2014. The Prospectus Supplement relates to the offering by the Company of 1,170,000 shares of the Company’s   common stock, par value $0.001 per share, that will be issued pursuant to the Prospectus Supplement (the “Shares”), which Shares are covered by the Registration Statement.  We understand that the Shares are to be offered and sold in the manner set forth in the Registration Statement and the Prospectus Supplement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or implied beyond the opinions expressly so stated.

We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement. We are familiar with the proceedings taken by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares.  In connection with this opinion, we have examined such documents and considered such legal matters deemed by us to be relevant to this opinion letter, the Registration Statement, and the Prospectus Supplement, including the applicable statutory provisions and related rules and regulations of the Delaware General Corporation Law and the reported judicial decisions interpreting those laws and any other laws and regulations as we have deemed necessary for the purposes of rendering the opinions set forth herein, the amended and restated Certificate of Incorporation of the Company, as amended through the date hereof, Bylaws of the Company, certain of the Company’s corporate records and instruments, certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Shares, the Placement Agent Agreement, dated May 28, 2014, between the Company and Taglich Brothers, Inc., the Form of Subscription Agreement between the Company and each of the purchasers in the offering, the Prospectus Supplement and the Registration Statement and base prospectus included therein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon, without independent verification or investigation of the accuracy or completeness thereof, certain representations of certain officers of the Company.

Air Industries Group
May 28, 2014

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when the Shares are delivered by the Company against payment of the agreed consideration therefor as set forth in the Prospectus Supplement, the Shares will be validly issued, fully paid and nonassessable.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Prospectus Supplement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The opinion expressed herein is based upon and limited to the Revised Nevada Statutes, the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting the foregoing.  We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/Eaton & Van Winkle LLP
Eaton & Van Winkle LLP